                                                                      EXHIBIT 10

                                                      Oasis Co. # ______________
                                                      Client ID # ______________

[OASIS LOGO]

                                    CLIENT SERVICE AGREEMENT

This AGREEMENT dated May 5, 2000 is made between REWJB Gas Investments, a Florida general partnership doing business as Farm Stores, (hereinafter referred to as "CLIENT") and OASIS OUTSOURCING, INC., a Florida corporation and its subsidiaries (hereinafter referred to as "OASIS").

I.       TERM OF THIS AGREEMENT.

         The term of this Agreement shall be from the COMMENCEMENT DATE as shown on Exhibit A attached hereto until terminated by either party giving ninety (90) days' written notice. Until the expiration of the ninety day period, and as set forth elsewhere herein, the parties will continue to meet the obligations set forth in this Agreement.

II.      PROFESSIONAL EMPLOYMENT SERVICES.

         By entering into this Agreement, OASIS has agreed to provide Professional Employment Services as stated under III. DUTIES AND OBLIGATIONS OF OASIS to CLIENT. It is not the intention of this Agreement to insulate CLIENT in any manner from those responsibilities which the law imposes upon it as a business or workplace except as herein expressly assumed by OASIS. Nor is it the purpose of this Agreement for OASIS to provide a pass-through payroll service.

III.     DUTIES & OBLIGATIONS OF OASIS.

         A.  Services. OASIS agrees to provide the following services to CLIENT:

                  1. OASIS assumes sole responsibility for the payment of wages to the Assigned Employees without regard to payments by CLIENT to OASIS.

                  2. OASIS assumes full responsibility for the payment of all payroll and employment related taxes and collection of taxes from payroll on Assigned Employees.

                  3. OASIS assumes responsibility for the maintenance and proper administration and of workers' compensation insurance, including payment of workers' compensation premium(s) and the provision, administration and payment of premiums for employee benefit programs (including group health insurance, holiday, vacation, sick leave and family leave benefits; 401(k) plan; dental insurance; life insurance; and disability insurance) except in the event that applicable law requires the CLIENT to maintain said policies or programs or CLIENT elects to maintain said policies or programs.

                  4. OASIS assumes responsibility for completion and maintenance of all payroll and benefit records, with the exception of the records of actual hours worked which shall be maintained and verified by CLIENT.

                  5. OASIS may hire or appoint an on-site administrative coordinator to implement terms and conditions of this Agreement at no additional cost to CLIENT.

         B. Client personnel policies and procedures. OASIS agrees that it will assist CLIENT in developing and maintaining a set of personnel policies and procedures in a manner designed to improve human resources management in CLIENT's business. CLIENT acknowledges and agrees that OASIS is not engaged in the practice of law or in the provision of legal services, and that CLIENT alone is completely and independently responsible for its own legal rights and obligations for the acceptance and rejection of personnel policies and procedures discussed with OASIS.

         C. Direction and Control. OASIS reserves and retains a right of direction and control over Assigned Employees pursuant to this Agreement, including authority to hire, terminate, discipline and reassign the employees covered in this Agreement. CLIENT reserves the right to accept or cancel the assignment of any Assigned Employee. In addition, CLIENT reserves sufficient direction and control over the Assigned Employees as is necessary to conduct CLIENT's business and without which CLIENT would be unable to conduct business, discharge any fiduciary responsibility that it may have, or comply with any applicable licensure, regulatory, or statutory requirement of CLIENT. CLIENT acknowledges that it is responsible to maintain a safe working environment, provide proper training in compliance with State, Federal, and OSHA standards, and establish and maintain such safety programs, safety policies and safety committees as may be required by law. OASIS shall secure workers compensation coverage in such amounts as is required by applicable law. In addition, OASIS shall provide for the promulgation and administration of employment and safety policies, and shall be responsible for the management of workers compensation claims, claims filings, and related procedures as is required by applicable law. However, CLIENT acknowledges that OASIS in either providing or not providing such administration and management assumes no liability, and in particular assumes no responsibility, for unsafe equipment or workplace (including all types of vehicles) utilized by CLIENT.

         D. Indemnification. Notwithstanding the provisions of item III. (G) below, OASIS hereby unconditionally indemnifies, holds harmless, protects and defends CLIENT, and all subsidiaries, affiliates and parent companies, their shareholders, employees, attorneys, officers, directors, agents and representatives from and against any and all claims, demands, damages, injuries, deaths, actions, costs and expenses (including attorney's fees and expenses at all levels of the proceedings), losses and liabilities of whatever nature (including liability to third parties), and other consequences of any sort, arising out of (i) the negligent or willful failure of OASIS to comply with applicable workers compensation, withholding tax, or ERISA laws, rules and regulations, or (ii) any action taken or not taken by CLIENT in compliance with a written corporate OASIS policy, procedure, or direction which is illegal under any applicable local, state or federal law.

         E. Assigned Employees. OASIS agrees to furnish to CLIENT Assigned Employees to perform job functions identified by workers' compensation code classifications. CLIENT warrants that the list of workers' compensation classifications is accurate and complete; that employees performing these job functions do so at the locations specified in this Agreement (Exhibit A) as client locations. CLIENT understands and agrees that prior written approval from OASIS' workers' compensation carrier must be obtained prior to the addition of any workers' compensation classification or location to this Agreement.

         F. Services. OASIS will provide only the above listed services and no other services shall be provided or implied, including without limitation any strategic, operational or business related decisions with regard to CLIENT's business. Such decisions shall exclusively be the responsibility of CLIENT; and OASIS shall bear no responsibility nor liability for any actions or inactions by CLIENT. When implementing such decisions, whether or not the actions are implemented by Assigned Employees, CLIENT shall be acting solely on its own volition and responsibility. If OASIS is assigning any supervisory Assigned Employees to CLIENT, such supervisory Assigned Employees' scope of employment is strictly limited to the duties assigned by the CLIENT. Supervisory Assigned Employee actions which are in violation of law and which result in liability will be outside their scope of responsibility as OASIS supervisory Assigned Employees and in such an event supervisory Assigned Employees will be acting solely as the agents of CLIENT.

         G. Notice. OASIS will provide notice of this agreement, explaining the relationship between OASIS and CLIENT, to all Assigned Employees subject to it in accordance with all applicable Federal and State laws.

IV.      RIGHTS & DUTIES OF CLIENT.

         A. Day to day supervision. CLIENT will be responsible for the day-to-day supervision and control of Assigned Employees under this Agreement. CLIENT will verify skills and references to determine employment eligibility of Assigned Employees. CLIENT agrees to provide all facilities, supplies, equipment, and all other necessary items that may be required by Assigned Employees to perform their Assigned Employee services. Additionally, CLIENT shall have sole and exclusive control over the day-to-day job duties of all Assigned Employees and OASIS shall have no responsibilities with regard to the Assigned Employees' performance of such day-to-day duties. Furthermore, Oasis shall have no control over the job site at which, or from which, Assigned Employees perform their services. Control over the day-to-day job duties of Assigned Employees and over the job site at which, or from which, Assigned

             Employees perform their services is solely and exclusively assigned to CLIENT. CLIENT expressly absolves OASIS of control over the day-to-day job duties of the Assigned Employees and over the job site at which, or from which, Assigned Employees perform their services. Oasis does not assume any responsibility for and makes no assurances, warranties, or guarantees as to the ability or competence of any Assigned Employee. This Agreement in no way alters any responsibilities of CLIENT which arise from Section 768.096, Florida Statutes and CLIENT assumes all responsibilities pursuant to Section 768.096, including but not limited to, responsibility to perform any and all work history, reference checks and background checks on Assigned Employees.

             Complaints, allegations or incidents of any tortious misconduct or workplace safety violations, regardless of the source, must be reported by CLIENT to OASIS promptly upon becoming known to CLIENT.

         B. Payroll information. CLIENT agrees that it will maintain and provide to OASIS at the end of each pay period records of actual time worked by each Assigned Employee, verify Assigned Employees' exempt or non-exempt status, and verify that all hours worked by Assigned Employees are accurate and are in accordance with the Fair Labor Standards Act and other laws administered by the U.S. Department of Labor's Wage and Hour Division and any other applicable state and federal law. CLIENT shall verify that such time records are approved, verified and signed by each Assigned Employee and appropriate supervisor each pay period. These records submitted to OASIS shall become the basis for OASIS to issue all payroll checks. OASIS shall not be responsible for incorrect, improper or fraudulent records of hours worked, or for the improper determination of exempt status. Should CLIENT fail to meet the processing and payment schedule, the delivery of payroll checks by OASIS may be delayed and an out of cycle processing charge may be billed to CLIENT at the option of OASIS. Similarly, any changes to the hours reported to OASIS after the reporting time may be subject to an out of cycle charge at the option of OASIS. The out of cycle charges described in this paragraph shall be limited to the cost of an overnight delivery courier service, such as Federal Express.

         C. Unpaid benefits. CLIENT will pay for any accrued but unpaid benefits due to Assigned Employees upon termination of employment, including but not limited to, unused vacation leave, unused holiday leave and unused sick and family leave benefit. CLIENT also agrees to pay all accrued but unpaid benefits due Assigned Employees if this Agreement is terminated for any reason.

         D.  Workplace Safety and Workers' Compensation Compliance.

                  1. Compliance. CLIENT agrees that it is primarily responsible for complying with all health, safety, and environmental rules, regulations, and statutes and that it will use its commercially reasonable efforts to comply at its expense with all safety, health and work environment laws, regulations, ordinances, directives, notices, warnings, and rules imposed by controlling federal, state and local governments, including, but not limited to OSHA and it will promptly report to OASIS, all accidents and injuries involving Assigned Employees. CLIENT agrees to provide OASIS with a complete list of hazardous materials that Assigned Employees may come into contact with, the proper method of handling, and the dangers of each in conformity with the law and Material Safety Data Sheets for each such material. CLIENT also agrees to comply at its expense with any commercially and fiscally reasonable directives from OASIS, its workers' compensation carrier or any government agency having jurisdiction over the work place, health and safety. CLIENT shall provide all Assigned Employees protective equipment, as required by federal, state or local law, regulation, ordinance, directive or rule or as deemed reasonably necessary by OASIS or its workers' compensation carrier. OASIS, its workers' compensation carrier and its liability insurance carriers shall have the right to inspect CLIENT's premises to ensure that Assigned Employees are not exposed to abatable recognized hazards. In no event shall this right, the exercise of this right or the non-exercise of this right affect any of CLIENT's obligations to OASIS, its indemnification to OASIS, Oasis Indemnified Parties or the Assigned Employees specified in this Agreement, or to any other person or entity.

                  2. Alternate workers compensation policies. In the event that applicable law requires to maintain its own policy of workers' compensation insurance, or a lawful alternative to same, CLIENT shall cause OASIS to be named as alternate employer, or an additional insured on said policy or alternative coverage. In addition, in such situations where CLIENT maintains its own workers compensation policy, CLIENT shall at no time directly pay any workers compensation premiums but shall instead, at least five (5) days prior to the premium due date, remit to OASIS by overnight mail, next day delivery service, a cashiers check sufficient to cover the premium due from CLIENT or OASIS. CLIENT may also authorize OASIS, at its option, to direct debit the account of CLIENT for the premiums due to the carrier. OASIS shall have no responsibility in such situation where CLIENT retains its own workers compensation policy other than to remit to the carrier such payments as CLIENT forwards to OASIS.

                  3. Transitional Duty Assignments. CLIENT agrees to comply with OASIS' workers compensation transitional duty requirements.

         E.  Insurance.

                  1. Automobile, Liability, Property, Malpractice and Errors & Omission Protection. If any Assigned Employee is required to drive a vehicle of any kind for CLIENT, CLIENT will furnish and keep in full force and effect during the term of this Agreement liability insurance to include coverage for public liability, both bodily injury and property damage, with a minimum combined single limit of One Million Dollars ($1,000,000) and uninsured motorist coverage with a minimum combined single limit of Sixty Thousand Dollars ($60,000), or the minimum limit required by applicable state law, whichever is higher. If an Assigned Employee performs any duties in a professional capacity, CLIENT agrees to exercise such direction and control over said employee sufficient to comply with all applicable laws, and CLIENT shall furnish malpractice insurance which shall cover any acts, errors or omissions, including, but not limited to, negligence. The employee shall be deemed the employee of CLIENT for the purposes of this insurance. CLIENT agrees to cause its insurance carrier(s) to name OASIS as additional insured on CLIENT's policy and shall provide evidence of such coverage, and shall issue a Certificate(s) of Insurance evidencing same to OASIS allowing not less than thirty (30) days' notice of cancellation or material change. CLIENT agrees to file against such policy exclusively with respect to any claim for malpractice or errors and omissions or any other claim covered thereunder for any Assigned Employee engaged in the performance of licensed and/or professional duties. CLIENT agrees to indemnify, hold harmless, protect and defend OASIS and Oasis Indemnified Parties, or to cause its insurance carrier to indemnify, hold harmless, protect and defend OASIS from and against any and all liabilities of any kind, including costs and attorney's fees arising out of any such claim.

                  2. General Liability Insurance Protection. CLIENT agrees to keep in full force and effect at all times during the term of this Agreement, a commercial general liability insurance policy in the minimum limit of One Million Dollars ($1,000,000) insuring CLIENT against bodily injury and property damage liability caused by CLIENT's premises, operations, completed operations and/or products. Said policy shall also include blanket contractual liability and personal injury liability. CLIENT shall provide OASIS with a certificate of insurance naming OASIS as additional insured, and to provide OASIS with thirty (30) days' notice in the event of cancellation of coverage. CLIENT agrees that with respect to any claim or event alleging or resulting in bodily injury or property damage that involves an Assigned Employee, and is not covered by workers' compensation insurance, CLIENT agrees to indemnify OASIS and file for recovery under CLIENT's appropriate liability insurance policy.

                  3. CLIENT is required for its own protection to secure all necessary forms of liability insurance that CLIENT would feel be reasonably essential to have if OASIS Assigned Employees were the employees of CLIENT.

         F. Indemnification. CLIENT hereby unconditionally indemnifies, holds harmless, protects and defends OASIS its subsidiaries, affiliates, related, and parent companies, their respective shareholders, non-Assigned Employees, attorneys, officers, directors, agents and representatives (all such indemnified parties are referred to as "Oasis Indemnified Parties") from and against any and all claims, demands, damages (including liquidated, punitive, and compensatory), injuries, deaths, actions and causes of actions, costs and expenses (including reasonable attorney's fees and expenses at all levels of proceedings), losses and liabilities of whatever nature (including liability to third parties), and all other consequences of any sort, that may be asserted or brought against OASIS or any Oasis Indemnified Party which arises from equipment or vehicles utilized by Assigned Employees, the products and/or services provided by CLIENT, the negligence of CLIENT in performing its obligations under this Agreement, the actions of any Assigned Employee employed by CLIENT, or of any other individual while under the supervision, direction or control of the CLIENT, including without limitation any violation of any local, state and/or federal law, regulation, ordinance, directive or rule whatsoever, and all employment related matters other than those which Oasis is solely responsible to administer or provide pursuant to this Agreement.

         G.  Special Benefits Administration Agreement.

                  1. Health Benefits. If this Agreement is terminated for any reason, CLIENT shall take all necessary action to replace health care coverage for Assigned Employees covered by this Agreement so as to avoid the implication of a qualifying event as defined by Internal Revenue Code ("IRC") Section 4980B. If CLIENT fails to provide such health care coverage OASIS shall be obligated to extend continuation of its health care coverage in accordance with IRC Section 4980B, and CLIENT shall then remit to OASIS the cost per Assigned Employee to provide such coverage. In addition, if CLIENT fails to provide such health care coverage within one hundred and twenty (120) days after the termination of this Agreement, CLIENT shall pay to OASIS a one time charge of $500 per affected Assigned Employee. CLIENT agrees that this sum is fair compensation to OASIS for its expense in extending the coverage to Assigned Employees which were covered under this Agreement.

                  2. Cobra Notifications. CLIENT agrees to comply with the provisions of IRC Section 4980B and to notify OASIS of any event that would constitute a qualifying event under said statute as soon as it becomes aware of said event. If CLIENT fails to notify OASIS of a qualifying event under IRC and
                  Section 4980B CLIENT shall be liable for any and all costs or penalties incurred by OASIS as the result.

                  3. Retirement plans. To assure compliance with the Internal Revenue Code, the Employee Retirement Income Security Act and other related federal regulations, CLIENT certifies that it has properly disclosed the following to OASIS on the required Retirement Plan Questionnaire: (1) any retirement plans currently or previously maintained by the CLIENT or any related entities (within the meaning of the Internal Revenue Code sections 414(h), 414 (c)); (2) listed all of the owners, officers and shareholders (to identify those highly compensated and key employees for purposes of discrimination and top heavy testing); (3) listed/entered any family relationships for owners, officers and shareholders with Assigned Employees. In the event that CLIENT has failed to properly identify and/or properly complete the Retirement Plan Questionnaire, CLIENT agrees to unconditionally hold harmless, indemnify, protect and defend OASIS and OASIS Indemnified Parties or any and all liabilities arising therefrom.

                  Prior to CLIENT merging its retirement plan into the qualified OASIS retirement plan or prior to CLIENT transferring assets from its qualified retirement plan into OASIS' retirement plan, CLIENT understands and agrees that OASIS shall have the right to inspect all retirement plan documents, records, IRS determinations, etc. for compliance with the law.

                  CLIENT also understands and agrees that if this Agreement is terminated and the CLIENT does not adopt a successor retirement plan and arrange for a transfer of assets from OASIS retirement plan within one hundred and twenty (120) days of the termination date, all Assigned Employees covered under OASIS retirement plan will become fully vested in their account balances. Furthermore, CLIENT agrees to reimburse OASIS an administrative fee in the amount of $500 per annum or any part thereof plus $25 per Assigned Employee per annum or any part thereof for continuing to administer the plan following such 120 day period.

                  If CLIENT maintained a retirement plan during the plan year (January 1 though December 31) prior to merging its retirement plan with OASIS' retirement plan, CLIENT agrees to provide OASIS with all required information (including but not limited to Box 1 wages and Assigned Employee deferrals, employer matches, and contributions, etc.) prior to merging its retirement plan with OASIS' retirement plan so OASIS may conduct discrimination testing on a combined basis for the first plan year Due Diligence Compliance review.

                  CLIENT agrees that in the event OASIS' retirement plan as adopted by CLIENT becomes top heavy as defined by the prevailing Internal Revenue Code and/or regulations, CLIENT will be solely responsible for making a contribution to non-key employees to satisfy the top heavy test, or CLIENT participants may be subject to returned deferrals.

                  In addition, CLIENT further warrants that no covered Assigned Employee is receiving compensation from CLIENT that is not paid by OASIS. CLIENT understands that any payment made to any Assigned Employee outside this Agreement may result in OASIS retirement plan being disqualified. Should OASIS retirement plan be disqualified as a result of CLIENT failing to report any compensation to covered Assigned Employees, CLIENT will be solely liable for any damages of any nature arising out of the failure to report such compensation to OASIS.

         H. CLIENT agrees it will comply with the Worker Adjustment and Retraining Notification Act (WARN Act) and that it will give OASIS at least ten (10) days notice before a WARN Act notification is required to be given to Assigned Employees.

         I. Client Compliance. CLIENT warrants that, all wages and benefits for all past and present Assigned Employee(s) are current and that there is no liability for same to which OASIS and Oasis Indemnified Parties could succeed. CLIENT expressly agrees to indemnify, hold harmless and defend OASIS and Oasis Indemnified Parties from any and all liabilities, known or unknown, including without limitation costs and reasonable attorneys' fees, which could arise out of any allegation, assertion or claim that OASIS or Oasis Indemnified Parties are a successor employer of CLIENT.

         J.  Compliance with Federal, State, and Local Laws.

                  1. CLIENT acknowledges, understands and agrees that, notwithstanding any other provisions of this Agreement, the fees charged by OASIS and remitted by CLIENT are not intended to compensate OASIS for the risk associated with the liabilities which may arise out of the improper management of Assigned Employees or for the violation of various local, state, and federal employment statutes. CLIENT is responsible for complying with all federal, state and local laws, regulations and ordinances including, but not limited to, those relating to employment labor and wage and hour issues, safety and health, environmental issues, hazardous waste, access to CLIENT'S premises, and accommodation of protected individuals under the law, just as if, and to the same extent as if this Agreement did not exist.

                  2. Premises & Accommodation Liability (ADA). The parties agree that any exposure, risk or liability for said access or accommodation or failure thereof, whether imposed by the Americans with Disabilities Act or some other federal, state or local statute, law or regulation, shall be the sole responsibility of CLIENT.

                  3. Family and Medical Leave Act (FMLA) Compliance. It shall be CLIENT's sole responsibility to determine the size of its work force, the number of hours of work required to meet the market demand for CLIENT'S service and/or product, Assigned Employee scheduling, and the suitability of individuals for any specific job duties. Accordingly, for purposes of determining whether and to what extent any individual worker can be allowed to take time off away from work for any purpose, and to what extent if any such time off would require the assignment of a replacement worker, CLIENT shall have the primary responsibility for making such determinations, and OASIS shall have the secondary responsibility for implementing such aspects of said determinations as may be appropriate under this Agreement. CLIENT shall be solely responsible for all costs to comply with the FMLA, including without limitation the cost of securing a replacement job position for any worker covered by this Agreement, and the cost of any benefit plan coverage associated with FMLA compliance. CLIENT shall pay all costs associated with any person placed in a job vacancy created in compliance with FMLA. CLIENT further agrees that it will at all times comply with the Family and Medical Leave Act ("FMLA") and CLIENT's responsibilities to reinstate employees and in all other manner to comply with the FMLA shall survive termination of this Agreement.

         K. OASIS will notify Assigned Employees of this Agreement at inception and termination of this Agreement. CLIENT shall also immediately upon termination of this Agreement notify Assigned Employees of the termination of this Agreement and inform them that they are no longer covered by OASIS's workers compensation policy.

         L. All indemnification obligations survive the termination of this Agreement.

         M. Both parties agree to cooperate with each other and that duty to cooperate is material to the other party's duty to perform.

         N. Legal Counsel. OASIS does NOT provide legal advice. CLIENT acknowledges its responsibility to seek, as it sees fit, whatever legal counsel or advice it deems appropriate or necessary and that it will in no event consider any service, information or suggestion provided by OASIS as anything constituting legal advice or opinion.

V.       SERVICE FEES.

         A. The Administrative Fee. The Administrative Fee charged to CLIENT and payable at the end of each pay period will be equal to the rate specified on Exhibit A. Any increase or decrease in the Administrative Fee for statutory increases in employment taxes, shall be effective on the date of such increase or decrease. Workers' compensation and employee health benefit costs will also be adjusted as of the effective dates. A thirty (30) day notification shall be required of OASIS before changes are to be made in OASIS' Administrative Fee (see Exhibit A) charged to CLIENT.

         B. CLIENT expressly agrees and understands that no Assigned Employee shall become employed by OASIS, covered by OASIS' workers' compensation insurance or any other benefit or term and condition of employment or issued a payroll check, unless the individual has prior to commencing work, substantially completed OASIS' new hire packet employment form (which includes but is not limited to the W-4 & I-9) In addition, OASIS shall not be considered to be an employer of any individual (except as may be required by law) for whom payroll information is not supplied during any payroll period. CLIENT assumes full responsibility for workers compensation claims of individuals paid directly by CLIENT, as well as for other non-Assigned Employee parties hired by or working for CLIENT, whether as an employee, independent contractor, or in any other status.

         C. Other Service Fee Components. CLIENT will pay, at the end of each regular or special pay period all additional costs or expenses incurred at the request of CLIENT, including replacement personnel or temporary personnel provided by OASIS, any assigned field supervisor, safety engineering, fidelity bonding, professional liability insurance, overnight mail charges, continuing education, etc.

         D. Payments. All payments to OASIS by CLIENT will be made, at CLIENT's option, upon presentation via a bank wire transfer or direct debit to an account of CLIENT or an ACH Transfer. OASIS agrees to notify CLIENT in writing within 24 hours after CLIENT's failure to timely make payments to cover invoice. If CLIENT fails to make the payment within three (3) business days after receipt of OASIS' written notice OASIS may immediately terminate this Agreement. Bank drafts returned unpaid from CLIENT's bank will be subject to any costs incurred by Oasis or as is permitted by law. An unpaid balance will also be subject to a periodic charge of one and one-half (1.5) percent per calendar month until paid. CLIENT agrees to post two surety bonds for the benefit of OASIS in the amount of $285,000 and $400,000 , which can be used to remedy the default by CLIENT of any payment provision provided for herein and any default by Calibur Systems, Inc. of any payment provision in the Client Service Agreement between OASIS and Calibur Systems, Inc., a Tennessee corporation and an affiliate of CLIENT. CLIENT agrees to keep the $285,000 bond in effect for the duration of this Agreement, and OASIS may immediately terminate this Agreement should CLIENT fail to renew such bond at any time. Unless otherwise agreed to by both CLIENT and OASIS, CLIENT agrees to keep the $400,000 bond in effect for the first six months of this Agreement. OASIS shall bear the cost of the premiums for the $400,000 bond.


VI.      GENERAL PROVISIONS.

         A. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter. If an action is brought by either party hereto for breach or default of any provision of this Agreement, the prevailing party in such action shall be awarded reasonable attorneys' fees and costs in addition to any other relief to which the party may be entitled.

         B. Modification. This Agreement may not be altered or amended except by written agreement duly executed by all parties hereto.

         C. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         D. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same agreement, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original of the same counterpart.

         E. Headings. The headings and labels of the paragraphs of this Agreement are inserted solely for convenience of reference, and in no way define, limit, extend or aid in the construction of the scope, extent or intent of this Agreement or of any term or provision hereof.

         F. Severability. Should any term, warranty, covenant, condition or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in force and shall stand as if the unenforceable part did not exist.

         G. Choice of Law. The substantive law of the state of Florida shall control the construction of this Agreement.

         H. Venue and Jurisdiction. Any action or counterclaim arising out of or related to this Agreement shall be brought in Palm Beach County, Florida. The parties hereby irrevocably consents to be subject to the jurisdiction of the courts of Florida concerning any case or controversy arising out of or related to the Agreement.

         I. Attorney's fees. In any suit, action or proceeding arising out of or in connection with this Agreement to enforce the terms of this Agreement, the prevailing party shall be entitled to an award of all reasonable cost pertaining thereto, including reasonable attorneys' fees and costs, in addition to any other relief to which the prevailing party may be entitled, including fees and disbursements in administrative, regulatory, insolvency, bankruptcy, and appellate proceedings.

         J. Waiver. The failure of any party to enforce at any time the provisions of this Agreement shall not be construed as a waiver of any provision or of the right of such party thereafter to enforce each and every provision of this Agreement.

         K. Assignment. Neither CLIENT nor OASIS shall transfer or assign this Agreement or any part thereof without the prior written consent of the other which consent shall not be unreasonably withheld; in addition, either party may assign this Agreement without the other party's consent to one of its subsidiaries or affiliates provided that the subsidiary or affiliate is controlled and managed by the same group of individuals and is of comparable financial strength.


         L. Default & Termination. In addition to the means of termination specified in Section V(D) above, this Agreement may also be terminated by OASIS, at OASIS' sole discretion, for the following:

                  1. Failure of CLIENT to pay any monies due under this Agreement, which is not cured within 3 business days after CLIENT's receipt of written notice from OASIS.

                  2. Failure of CLIENT to comply within the time specified by OASIS with any directive of OASIS when such directive is promulgated or made necessary by (i) a federal, state or local governmental body, department or agency, (ii) an insurance carrier providing coverage to OASIS and/or the Assigned Employees and/or (iii) specific circumstances which currently or potentially affect OASIS, CLIENT or Assigned Employees covered by this Agreement, which failure is not cured within thirty (30) days after CLIENT's receipt of written notice from OASIS.

                  3. Direct payment of taxable wages by CLIENT to Assigned Employees for services contemplated by this Agreement.


         N. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given (I) three days after deposited in the United States Postal Service, certified mail return receipt requested, postage prepaid, or (ii) one day after deposited with an overnight courier service, next day delivery guaranteed, fees paid by sender, or (iii) upon hand delivery and addressed:

                  1. In the case of OASIS to: Legal Department, Oasis Outsourcing, Inc. 4200 Wackenhut Drive, Suite 100, Palm Beach Gardens, FL 33410 or to such other person or address as OASIS may furnish to CLIENT.

                  2. In the case of CLIENT, to the address shown on Exhibit A, or to such other person or address that CLIENT may furnish from time to time to OASIS.

         O. No Third Party Beneficiaries. The parties acknowledge and agree that this Agreement creates no rights for or in favor of any person or third party not a party to this Agreement, and that no such person may place any reliance hereon.

         P. Acknowledgments. CLIENT acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement including but not limited to any statement made by any marketing agent of OASIS. CLIENT acknowledges that OASIS has made no representations whether OASIS will improve the performance of CLIENT's business.

             CLIENT specifically authorizes and acknowledges OASIS will conduct a credit and background reference check on CLIENT and such officers, supervisors, and/or employees of CLIENT as OASIS deems appropriate in compliance with the requirements of law.

             CLIENT acknowledges the Agreement shall be valid and enforceable only upon the signature by an authorized Controlling Person of OASIS.

             CLIENT acknowledges that it would be essential to OASIS to have complete knowledge of any government investigation or inquiry or private adversary action which could in any manner impact upon the types of duties contemplated by this Agreement. For example, but not by limitation, an audit by the Bureau of Workers' Compensation could affect the performance of functions under this Agreement. Therefore CLIENT hereby makes complete and full disclosure of any such administrative proceeding (including but not limited to EEOC, NLRB, OSHA and Wage & Hour matters), investigation, lawsuits, or other adversary proceeding, including those which are threatened as well as those not yet asserted, in which CLIENT has been involved during the last five (5) years.

Client understands that pursuant to Florida law, it may not enter into an employee leasing relationship with OASIS if Client owes a current or prior employee leasing company any money pursuant to any service agreement which existed between that current or prior employee leasing company and Client, or if Client owes a current or prior insurer any premium for workers' compensation insurance. Client has met any and all prior premium and fee obligations with regard to workers' compensation premiums and employee leasing payments.

Under penalties of perjury, I declare that I have read the foregoing document and that the facts stated in it are true. In addition, the foregoing Agreement is agreed to.



SIGNATURE

CLIENT

Signature:      Carlos Bared                        Date    5-5-00
           --------------------------------              -----------------------

Print Name and Title   Carlos Bared, Senior Vice President and C.F.O.
                    ------------------------------------------------------------


OASIS OUTSOURCING, INC.

Signature:        Daniel S. McHenry                 Date    5-8-00
           --------------------------------              -----------------------
            Daniel S. McHenry, Controlling
            Person

                   FIRST ADDENDUM TO CLIENT SERVICE AGREEMENT

         THIS FIRST ADDENDUM TO CLIENT SERVICE AGREEMENT ("Addendum") is made as of the 5th_ day of May, 2000 between OASIS OUTSOURCING, INC. ("OASIS") and REWJB GAS INVESTMENTS, a Florida general partnership doing business as FARM STORES ("CLIENT"), and is attached to and forms a part of that certain printed form of Client Service Agreement between the same parties of even date herewith (the "Agreement").

                              Preliminary Statement

         OASIS and CLIENT wish to clarify certain provisions of the Agreement and to set forth certain additional agreements which they have made.

         The parties hereto agree as follows:

         1. All capitalized terms used in this Addendum and not otherwise defined herein shall have the same meanings as provided for in the Agreement. In the event of any inconsistency or conflict between the terms of this Addendum and the terms of the Agreement, the terms and provisions of this Addendum shall govern and control.

         2. In addition to the services set forth in the printed form of Agreement, OASIS agrees to provide CLIENT with the following services:

                  a) compliance administration and consultation, and making all required filings, regarding the following laws, as amended from time to time: the FLSA and/or comparable state and local laws; COBRA; the Immigration and Nationality Act and the Immigration Reform and Control Act; the Consumer Credit Protection Act and/or comparable state and local laws; ERISA and other laws covering employee benefit plans; the FMLA and similar state and local leave laws; OSHA and comparable state and local laws, regulations and ordinances; the National Labor Relations Act; all other applicable federal, state or local employment laws (e.g., Title VII of the Civil Rights Act, the ADA (other than Title III), the Age Discrimination in Employment Act, etc.). Notwithstanding OASIS' undertaking to provide the foregoing services, CLIENT shall continue to be responsible for compliance with the aforementioned laws, subject to OASIS' obligation to indemnify CLIENT pursuant to the Agreement.

                  b) the services described on Exhibit "B" attached hereto and made a part hereof (other than those described as "Optional", which shall be provided by OASIS to CLIENT only if requested by CLIENT and agreed to by OASIS on terms set forth in a subsequent agreement).

         3. OASIS agrees to cooperate with CLIENT in the following ways:

                  a) in all instances in which Assigned Employees have been instructed to report directly to OASIS personnel or OASIS otherwise acquires knowledge thereof, OASIS shall promptly notify CLIENT of all employee issues, including, but not limited to, employee work-related injuries or accidents and workers' compensation claims, wage and hour disputes, union organizational activities, formal or informal work-related complaints (e.g., complaints of harassment or unfair treatment, charges of discrimination), governmental investigations, audits, threatened employment related claims, or judicial, administrative or other legal proceedings, or any similar employment-related developments (all of the foregoing are collectively referred to as "Employment Matters");

                  b) OASIS shall cooperate in the defense of any Employment Matter that may become pending or threatened against or affect CLIENT, OASIS, or both;

                  c) OASIS shall consult with CLIENT before taking any action with respect to an Employment Matter or any other employment action which could be construed as adverse to the employee (e.g., firing, demoting, officially reprimanding or transferring, etc.); and

                  d) OASIS shall consult with CLIENT before taking any action in administrative or judicial proceedings (other than on OASIS' sole behalf) in cases in which OASIS has asserted or intends to or may assert indemnification rights or a third party or other claim against CLIENT.

         4. In performing its services under this Agreement, OASIS agrees to comply with all federal, state and local laws, statutes, regulations, ordinances, and rules, etc. applicable to the provision of its services, including, without limitation, those relating to (i) the payment of wages, (ii) the withholding, collection and/or payment of employment-related taxes, (iii) employee benefit plans offered or administered by OASIS, (iv) ERISA, (v) immigration and naturalization, (vi) COBRA, (vii) workers' compensation, (viii) union activities, (ix) Employment Matters, and (x) employment discrimination. OASIS shall be responsible for administering and complying with the requirements of courts and governmental agencies relating to child support payments, garnishments, and levies against wages of Assigned Employees, and for responding to and complying as required with all official requests or subpoenas for documents and records relating in any way to any Assigned Employees or Employment Matters.

         5. CLIENT shall have no obligation to OASIS to implement any policies or procedures (including, without limitation, any drug testing program or any light duty program) or to make any accommodations under the ADA which are not commercially or fiscally reasonable, nor shall CLIENT have any liability to OASIS for its failure to do so. Further, nothing in the Agreement shall be deemed to afford to OASIS a right of action against CLIENT for damages as a result of or in connection with CLIENT's failure to comply with any non-employee related law, statute, rule, ordinance, or regulation, etc. OASIS' sole remedies in respect of CLIENT's failure to implement any policies or procedures recommended by OASIS, or to make accommodations under the ADA, or to comply with any non-employee related law, statute, rule, ordinance or regulation, etc. shall be to terminate the Agreement, provided that this limitation of OASIS' remedies shall not affect OASIS' right to indemnification from CLIENT in respect of claims made by CLIENT or third parties against OASIS in the circumstances described in Section IV.F of the Agreement.

         6. OASIS' workers' compensation policy shall name CLIENT as an insured, shall contain a waiver of subrogation provision, shall be primary over any policy or liability of CLIENT, shall operate (save for the limits of liability) as if a separate policy were issued to CLIENT, and shall not apply a deductible. All individuals (other than independent contractors) performing employee services for CLIENT at a Client location (with the intent of CLIENT of having such individual become an Assigned Employee) shall be covered by OASIS' workers' compensation insurance policy from the time they commence work at a Client location (notwithstanding that OASIS may not have received a completed employment application for such employee or approved and assigned such employee to a Client location); provided, however, that OASIS may discontinue such coverage for an individual forty-eight hours after CLIENT receives notice from OASIS that OASIS has rejected the employment application for that individual. In addition to the insurance set forth in the Agreement, OASIS agrees to maintain during the term of this Agreement general liability coverage with a minimum combined single limit of One Million Dollars. OASIS agrees to provide CLIENT with a copy of the insurance policies and certificates regarding the insurances maintained by it and required or provided under this Agreement when requested. OASIS will continuously provide to CLIENT current and effective certificates of such insurance coverages, in which the insurer or agent agrees to provide thirty
(30) days' prior written notice to CLIENT of any termination or adverse change to the policy.

         7. OASIS agrees to unconditionally indemnify, hold harmless, protect and defend CLIENT and its subsidiaries, affiliates, related, and parent companies, and their respective shareholders, employees, attorneys, officers, directors, agents and representatives (all such indemnified parties are referred to as "CLIENT Indemnified Parties") from and against any and all claims, demands, damages (including liquidated, punitive, and compensatory), injuries, deaths, actions and causes of actions, costs and expenses (including reasonable attorneys' fees and expenses at all levels of proceedings), losses, and liabilities of whatever nature (including liability to third parties), and all other consequences of any sort, that the CLIENT or a CLIENT Indemnified Party may incur, suffer, become liable for or that may be asserted or brought against CLIENT or any CLIENT Indemnified Party arising from or in connection with (i) OASIS' performance or nonperformance of its responsibilities or obligations under the Agreement, or (ii) CLIENT's adherence to OASIS' policies, procedures or recommendations regarding employment practices which are illegal or give rise to civil liability on the part of CLIENT.

         8. All claims for indemnification by an indemnified party under the Agreement shall be asserted and resolved as follows:

                  (a) In the event that any claim or demand for which an indemnifying party would be liable to an indemnified party hereunder is asserted against or sought to be collected from such indemnified party by a third party, the indemnified party shall with reasonable promptness notify the indemnifying party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (a "Claim Notice"). No delay on the party of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any liability of obligation hereunder unless (and then solely to the extent) the indemnifying party is materially prejudiced by such failure to give notice. The indemnifying party shall have thirty (30) days from the delivery of the Claim Notice (the "Notice Period") to notify the indemnified party (i) whether or not it disputes the liability of the indemnifying party to the indemnified party hereunder with respect to such claim or demand, or (ii) notwithstanding any such dispute, whether or not it desires, at the sole cost and expense of the indemnifying party, to defend the indemnified party against such claim or demand; provided, however, that the indemnified party is hereby authorized, prior to and during the Notice Period, to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the indemnifying party and not materially prejudicial to the indemnifying party.

                  (b) In the event that the indemnifying party notifies the indemnified party within the Notice Period that it desires to defend the indemnified party against such claim or demand then, except as hereinafter provided, the indemnifying party shall have the right to defend against such claim or demand with counsel of its choice, reasonably acceptable to the indemnified party, and by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion; provided, however, that the indemnifying party shall not, without the prior written consent of the indemnified party, consent to the entry of any judgment against the indemnified party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation. If the indemnified party desires to participate in any such defense or settlement, it may do so at its sole cost and expense; provided, however, that if in the reasonable judgment of the indemnified party there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action, the reasonable fees and expenses of such counsel to the indemnified party shall be at the expense of the indemnifying party. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any claim or demand which the indemnifying party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party cross complaint against any person. If the indemnifying party elects to defend the indemnified party against the claim or demand, the indemnified party will not consent to the entry of any judgment or enter into any settlement with respect to such claim or demand without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

                  (c) If the indemnifying party elects not to defend the indemnified party against such claim or demand, whether by not giving the indemnified party timely notice as provided above or otherwise, then (A) the indemnified party may defend against, or enter into any settlement with respect to, the claims or demand, in any manner it reasonably may deem appropriate, without prejudice to any of its rights under the Agreement, and (B) the amount of any such claim or demand or settlement, and all costs, including reasonable attorneys' fees and disbursement, incurred by the indemnified party in connection therewith, or if the same be defended by the indemnifying party or by the indemnified party (but the indemnified party shall not have any obligation to defend such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to a liability of the indemnifying party hereunder, unless the indemnifying party shall have disputed its liability to the indemnified party hereunder, as provided in paragraph (a), above, and prevails in such dispute.

                  (d) In the event an indemnified party should have a claim against an indemnifying party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the indemnified party shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party does not notify the indemnified party within the Notice Period that it disputes its liability with respect to such claim or demand, the amount of such claim shall be conclusively deemed a liability of the indemnifying party.

         No claim that is covered by insurance maintained by or in favor of the indemnified party shall be subject to indemnification under the Agreement. Except where a party hereto is liable to a third party on a third party claim that is subject to indemnification under the Agreement, neither party shall be liable to the other for exemplary, punitive, special, incidental, indirect or consequential damages.

         9. OASIS will maintain in each Assigned Employee's file documentation which OASIS receives from CLIENT evidencing the Assigned Employee's completion of the applicable training programs, and will retain records required by the applicable federal, state or local agencies, as disclosed by CLIENT or the applicable agency to OASIS. OASIS' on-site account executive will monitor whether each Assigned Employee has timely completed the training programs, will report non-compliance to CLIENT in advance of the training deadline (on a schedule agreed to by OASIS and CLIENT), will make all filings and reports to federal, state, and local agencies required by them, and will recommend all necessary employment actions (including, without limitation, discipline and termination) in respect of Assigned Employees, to enable CLIENT to continue to participate in such programs, comply with applicable law, retain its certification as a responsible vendor, and continue to sell food, alcohol and cigarette, and other regulated products.

         10. OASIS represents and warrants to CLIENT that OASIS is a "help supply services company" as described in Fla. Stat. Section 440.11(2), and, that, during the term of this Agreement, and while Fla. Stat. Section 440.11(2) is valid law in Florida, CLIENT will enjoy the immunity from liability of an employer under Chapter 440, Florida Laws to the same extent that it would enjoy such immunity absent this Agreement, as sole employer of the Assigned Employees.

         11. During the term of the Agreement OASIS will, at CLIENT's request, provide CLIENT with copies of documents contained in an Assigned Employee's file, and will immediately transmit to CLIENT (in a form acceptable, accessible and processible to CLIENT and including, without limitation, e-mail and hard copies) information which CLIENT requests regarding Assigned Employees. In addition, OASIS will furnish to CLIENT, at no additional charge, reports, both standardized and customized, which CLIENT requests from time to time (and which, at CLIENT's request, may be provided on a periodic basis) regarding data collected and/or maintained by OASIS relating to Assigned Employees, Employment Matters, and/or the services provided by OASIS under the Agreement. OASIS represents that such reports will accurately reflect the data collected and maintained by OASIS.

         12. OASIS acknowledges that CLIENT reserves the right to implement and use pre-employment tools and programs (e.g., testing, screening, drug testing) and post-employment testing and training tools and programs.

         13. OASIS acknowledges that CLIENT shall have the right to continue to offer or to commence to offer to Assigned Employees any benefits not specifically reserved to OASIS, such as, by way of illustration and not limitation, use of automobiles and/or automobile or gasoline allowances, sign-on bonuses, severance packages, and bonus programs. OASIS further acknowledges and represents and warrants that CLIENT shall have the right to offer incentive stock option plans (qualified and non-qualified), profit sharing plans, retirement plans, and employee stock ownership programs. CLIENT shall keep OASIS informed of any benefits or plans offered to Assigned Employees that affect such Assigned Employee's tax withholdings. OASIS and CLIENT acknowledge and agree that (i) CLIENT has the exclusive right to grant stock options to Assigned Employees, (ii) CLIENT has a right to hire, fire and control the activities of Assigned Employees, (iii) CLIENT has the exclusive right to determine the economic value of the labor performed by, including compensation levels and the number and value of the options granted to, Assigned Employees, (iv) Assigned Employees shall have the ability to participate in CLIENT's benefit plans, if any, on the same basis as other comparable non-Assigned Employees, and (v) CLIENT will remit to OASIS adequate funds to cover the complete remuneration and compensation of Assigned Employees on or before the contractually agreed upon date. Based upon the agreements and acknowledgments set forth in the preceding sentence, OASIS represents to CLIENT that an incentive stock option plan offered by CLIENT will qualify for tax treatment as an incentive plan to the same extent that it would absent this Agreement (as if CLIENT were the sole employer of the Assigned Employees).

         14. OASIS acknowledges and agrees that if CLIENT (with the prior approval of OASIS) adopts policies and procedures requiring Assigned Employees to report certain employee issues and information directly to OASIS personnel rather than to CLIENT management, CLIENT management shall have no separate obligation to report such employee issues and information to OASIS unless management learns of such matter and that it has not been reported to OASIS.

         15. Subject to CLIENT's continued eligibility, OASIS shall comply with the procedures and assist CLIENT in making the required filings to permit CLIENT to receive federal work opportunity tax credits, which credits shall be for the benefit of CLIENT and taken by CLIENT on CLIENT's tax returns. CLIENT shall be responsible for any fees associated with third party administrators to administer this program.

         16. OASIS agrees that, prior to the second anniversary of the Commencement Date, (i) it will not increase the fees or rates set forth on Exhibit A in respect of workers' compensation, SUTA, or administration, and (ii) it may increase the fees or rates set forth on Exhibit A in respect of FICA and FUTA only as a result of a federally mandated rate change applicable to all employers. If OASIS proposes to increase the fees or rates set forth on Exhibit A on or after the second anniversary of the Commencement Date, OASIS shall give written notice to CLIENT at least ninety (90) days prior to the date on which the increase will occur, specifying the amount of the increase. CLIENT shall have thirty (30) days from receipt of such notice of increase to give OASIS written notice of either CLIENT's acceptance of the price increase or its termination of the Agreement, which termination shall be effective on the date set forth in CLIENT's notice to OASIS, but not later than ninety (90) days from the date of OASIS' notice to CLIENT specifying the amount of the increase.

         17. CLIENT may terminate this Agreement upon thirty (30) days' prior written notice if (i) OASIS fails to perform a material obligation under this Agreement, (ii) the benefit programs offered by OASIS are not comparable in price and terms to those in effect on the Commencement Date, (iii) OASIS discontinues any benefit or insurance plan provided for in this Agreement, or
(iv) CLIENT is required to cover any costs attributable to a workers' compensation deductible.

         18. Upon termination of this Agreement, CLIENT shall have the right to offer continued employment to Assigned Employees. Upon termination, OASIS shall give CLIENT information regarding workers' compensation coverage, health insurance plans and other benefits, and carryover balances (such as accrued vacation), which obligation shall survive termination of the Agreement.

         19. Because each party may have access to information which may be considered confidential, proprietary, and/or trade secrets of the other party (whether or not such information is considered as such under applicable law), the parties agree that they will treat confidentially any such information identified to the other as being confidential, and will not disclose the information to any third party except as required by law or permitted by the disclosing party. The parties agree that all CLIENT forms, manuals, handbooks, or other materials prepared by CLIENT are considered proprietary to CLIENT and confidential and that all OASIS forms, manuals, handbooks, or other materials prepared by OASIS are considered proprietary to OASIS and confidential. The parties agree that a breach of this provision would cause irreparable harm to the disclosing party, that money damages alone may not be an adequate remedy, and, therefore, the non-breaching party would be entitled to an injunction or similar remedy to specifically enforce this provision, without waiving any other remedies available at law or in equity.

         20. OASIS will advance CLIENT the amount of $76,950, which amount shall be applied against the first payroll for Assigned Employees following the Commencement Date. CLIENT will reimburse OASIS in four installments of $19,237.50 each, on the date that CLIENT remits payment to OASIS during the eighth, twelfth, sixteenth and twentieth weeks following the Commencement Date.

         OASIS and CLIENT have executed this Addendum, by their duly authorized officers, on the date first above written.

REWJB GAS INVESTMENTS,                    OASIS OUTSOURCING, INC.
d/b/a FARM STORES


By:  Carlos Bared                         By:  Daniel McHenry
   -------------------------------           -----------------------------------
Name:  Carlos Bared                       Name:  Daniel McHenry
Title: SVP - CFO                          Title: President